Exhibit 4.6

Execution Version

América Móvil, S.A.B. de C.V.,

as Issuer

Radiomóvil Dipsa, S.A. de C.V.,

as Guarantor

The Bank of New York Mellon,

as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent

and

The Bank of New York Mellon (Luxembourg), S.A.,

as Luxembourg Paying Agent and Luxembourg Transfer Agent

ADDITIONAL NOTES SUPPLEMENT

Dated as of March 8, 2011

To

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 30, 2010

5.000% Senior Notes due 2020

ADDITIONAL NOTES SUPPLEMENT, dated as of March 8, 2011 (this “Additional Notes Supplement”), to the Third Supplemental Indenture, dated as of March 30, 2010 (the “Third Supplemental Indenture”), among América Móvil, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (the “Company”), having its principal office at Lago Zurich 245, Edificio Telcel, Colonia Granada Ampliación, Delegación Miguel Hidalgo, 11529, México D.F., México, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (the “Guarantor”), having its principal office at Lago Zurich 245, Edificio Telcel, Colonia Granada Ampliación, Delegación Miguel Hidalgo, 11529, México D.F., México, The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as Trustee (the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (the “Luxembourg Paying Agent”) and Luxembourg Transfer Agent, to the Indenture, dated as of September 30, 2009, among the Company, the Guarantor and the Trustee (the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantor and the Trustee have executed the Base Indenture on September 30, 2009 and the Company, the Guarantor, the Trustee and the Luxembourg Paying Agent have executed the Third Supplemental Indenture on March 30, 2010 in connection with the Company’s original issuance of U.S.$2,000,000,000 5.000% Senior Notes due 2020 (the “Initial Notes”);

WHEREAS, the Company desires to issue an additional U.S.$124,815,000 aggregate principal amount of its 5.000% Senior Notes due 2020 (the “Additional Notes”) in connection with its exchange offer for any and all outstanding 5.500% Senior Notes due 2019 of Teléfonos de México, S.A.B. de C.V.;

WHEREAS, Section 201 of the Third Supplemental Indenture provides for the issuance from time to time thereunder of additional notes by the Company with terms and conditions identical to those of the Initial Notes (except for the issue date, the date from which interest shall accrue and first be paid, the inclusion of legends restricting transfer and registration rights and, until the exchange offer under the Registration Rights Agreement (as defined below) has been completed or a shelf registration statement has been filed, CUSIP and ISIN numbers and fungibility for trading purposes), which additional notes will be consolidated and form a single series with the Initial Notes;

WHEREAS, the Company has duly authorized the execution and delivery of this Additional Notes Supplement to create and issue the Additional Notes under the Third Supplemental Indenture and the Base Indenture;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Additional Notes Supplement to provide for its Guarantees of the Additional Notes;

WHEREAS, pursuant to Section 201 of the Third Supplemental Indenture, the Company, the Guarantor, the Trustee and the Luxembourg Paying Agent are authorized to execute and deliver this Additional Notes Supplement, without the consent of any Holder; and

WHEREAS, all things necessary to make this Additional Notes Supplement, together with the Base Indenture and the Third Supplemental Indenture, a valid agreement of the Company and the Guarantor, in accordance with their terms, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor, the Trustee and the Luxembourg Paying Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Additional Notes as follows:

SECTION 1. Unless otherwise defined in this Additional Notes Supplement, terms defined in the Third Supplemental Indenture are used herein as therein defined.

SECTION 2. The following terms have the meanings given to them in this Section 2:

“Registration Default” means the occurrence of any of the events set forth in Section 2(e) of the Registration Rights Agreement which gives rise to an obligation on the part of the Company to pay additional interest on the Additional Notes in accordance therewith.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 8, 2011, among the Company, the Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer Manager, as such agreement may be amended from time to time.

SECTION 3. Except insofar as otherwise expressly provided in this Additional Notes Supplement, all the definitions, provisions, terms and conditions of the Base Indenture and the Third Supplemental Indenture shall remain in full force and effect. The Base Indenture and the Third Supplemental Indenture, as supplemented by this Additional Notes Supplement, are in all respects ratified and confirmed, and Base Indenture, the Third Supplemental Indenture and this Additional Notes Supplement shall be read, taken and considered as one and the same instrument for all purposes with respect to the Additional Notes.

SECTION 4. The Additional Notes are being originally issued by the Company on the date hereof in an aggregate principal amount of U.S.$124,815,000, which, together with the Guarantor’s Guarantees (in substantially the form attached as Exhibit B hereto) duly annexed thereto, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Initial Notes. The Additional Notes will vote together with the Initial Notes as from March 8, 2011.

SECTION 5. The Stated Maturity of the Additional Notes shall be March 30, 2020. The Additional Notes shall bear interest at the rate of 5.000% per annum from March 8, 2011.

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SECTION 6. The Additional Notes shall be issued in fully registered certificated global form without coupons, and in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. The Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.

SECTION 7. The terms and provisions of the Additional Notes, the form of which is set forth in Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Additional Notes Supplement and, to the extent applicable, the Company, the Guarantor, the Trustee and the Luxembourg Paying Agent, by their execution and delivery of this Additional Notes Supplement, expressly agree to such terms and provisions and to be bound thereby.

SECTION 8. The transfer certificates for transfers from (i) Restricted Global Note to Regulation S Global Note, (ii) Restricted Global Note to Unrestricted Global Note and (iii) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note shall be substantially in the form of Exhibits C, D and E hereto, respectively.

SECTION 9. This Additional Notes Supplement shall be governed by, and construed in accordance with, the law of the State of New York. The parties hereto ratify the provisions of Sections 301 and 302 of the Third Supplemental Indenture with respect to this Additional Notes Supplement, as if such provisions were set forth in their entirety herein.

SECTION 10. This Additional Notes Supplement may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 11. Neither the Trustee nor the Luxembourg Paying Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Additional Notes Supplement or for or in respect of the recitals contained herein, all of which recitals are made by the Company and the Guarantor.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Additional Notes Supplement to be duly executed as of the date first above written.

AMÉRICA MÓVIL, S.A.B. DE C.V.,
as Issuer

By:	/s/ Carlos José García Moreno Elizondo
	Name:	Carlos José García Moreno Elizondo
	Title:	Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
	Name:	Alejandro Cantú Jiménez
	Title:	General Counsel

RADIOMÓVIL DIPSA, S.A. DE C.V.,
as Guarantor

By:	/s/ Fernando Benjamín Ocampo Carapia
	Name:	Fernando Benjamín Ocampo Carapia
	Title:	Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
	Name:	Alejandro Cantú Jiménez
	Title:	General Counsel

THE BANK OF NEW YORK MELLON,
as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent

By:	/s/ Erika Walker
	Name:	Erika Walker
	Title:	Vice President

THE BANK OF NEW YORK MELLON
(LUXEMBOURG) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:	/s/ Erika Walker
	Name:	Erika Walker
	Title:	Attorney-in-Fact

[Signature Page to Additional Notes Supplement for 2020 Notes]

EXHIBIT A

FORM OF ADDITIONAL NOTE

[FACE OF NOTE]

[RESTRICTED GLOBAL NOTE][REGULATION S GLOBAL NOTE]

[INCLUDE IF NOTE IS A GLOBAL NOTE – THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE THIRD SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY AMÉRICA MÓVIL, S.A.B. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY – UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO AMÉRICA MÓVIL, S.A.B. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE THIRD SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS PURSUANT TO SECTION 206 OF THE THIRD SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) – NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THIS

GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE IN ACCORDANCE WITH CLAUSE (3) ABOVE, AMÉRICA MÓVIL, S.A.B. DE C.V. OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN SUCH CLAUSE (3), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF AMÉRICA MÓVIL, S.A.B. DE C.V.]

[INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 206 OF THE THIRD SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) – NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS GLOBAL NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF AMÉRICA MÓVIL, S.A.B. DE C.V.]

AMÉRICA MÓVIL, S.A.B. DE C.V.

5.000% SENIOR NOTES DUE 2020

[If Restricted Global Note – CUSIP Number: 02364W AZ8 / ISIN Number: US02364WAZ86 / Common Code: 059845152]

[If Regulation S Global Note – CUSIP Number: P0280A EE7 / ISIN Number: USP0280AEE75 / Common Code: 059691805]

No. [R- ][S- ]	U.S.$ [•]

América Móvil, S.A.B. de C.V. (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to, as supplemented by the Third Supplemental Indenture hereinafter referred to), a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] Dollars as revised by the Schedule of Increases and Decreases in Global Note attached hereto on March 30, 2020 (unless earlier redeemed, in which case, on the applicable Redemption Date) and to pay interest thereon from March 8, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears on March 30 and September 30 of each year, commencing on March 30, 2011 at the rate of 5.000% per annum, until the principal hereof is paid or made available for payment; provided that, upon the occurrence of a Registration Default, the per annum interest rate borne by this Note shall increase by adding 0.50% thereto, as liquidated damages and not as a penalty, for the period from the first day on which such Registration Default occurs to but not including the first day thereafter until no Registration Default is continuing, all in accordance with the provisions of the Registration Rights Agreement and in which case the Company shall provide notice to the Trustee of such increase in the interest rate, and shall cause the Trustee to provide appropriate notice thereof to the Holder of this Note; and provided, further, that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Base Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 and September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided that any accrued and unpaid interest (including additional interest as a result of any Registration Default, if applicable) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable instead on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note shall be made at the office of the Trustee or agency of the Company in the Borough of Manhattan, The City of New York, New York and, if and for so long as the Notes are admitted to listing on the Official List of the Luxembourg Stock Exchange and trading on the Euro MTF, at the office of the Luxembourg Paying Agent, in each case maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Note in the case of any payment due at the Maturity of the principal thereof; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee in writing, the Company, or its agent at least 10 Business Days prior to the applicable payment date, shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note shall be made in accordance with the Applicable Procedures of the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 8, 2011

AMÉRICA MÓVIL, S.A.B. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture.

Dated: March 8, 2011

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein collectively called the “Notes”), issued under an Indenture, dated as of September 30, 2009 (herein called the “Base Indenture”) among the Company, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (herein called the “Guarantor,” which term includes any successor Person under the Indenture), The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), Security Registrar, Paying Agent and Transfer Agent, as supplemented by the Third Supplemental Indenture dated as of March 30, 2010, as supplemented on March 8, 2011 by the Additional Notes Supplement among such parties (herein called the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor, the Trustee and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (herein called the “Luxembourg Paying Agent”) and Luxembourg Transfer Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Additional notes on terms and conditions identical to those of this Note (except for issue date, issue price and the date from which interest shall accrue and, if applicable, first be paid) may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes, in which case the Schedule of Increases and Decreases in Global Note attached hereto will be correspondingly adjusted.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) payment of principal and premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

All payments of principal and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of

Mexico or any authority therein or thereof having power to tax (“Mexican Taxes”). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

(i) that any such taxes, duties, assessments or other governmental charges are imposed solely because of (A) a connection between the Holder and Mexico other than the ownership or holding of such Note and the mere receipt of payments with respect to such Note or (B) failure by the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or any beneficial owner of such Note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(ii) of any such taxes, duties, assessments or other governmental charges with respect to such Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(iii) of estate, inheritance, gift or other similar taxes, assessments or other governmental charge imposed with respect to such Note;

(iv) of any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on such Note;

(v) of any payment on such Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note; and

(vi) of any tax, duty, assessment or governmental charge imposed on a payment to an individual and required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Clause (i)(B) above shall not apply (a) if the provision of information, documentation or other evidence described in such Clause (i)(B) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice or (b) unless the provision of the information, documentation or other evidence described in such Clause (i)(B) is expressly required by the applicable Mexican regulations and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of the applicable Mexican regulations. In addition, such Clause (i)(B) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax.

The Company shall provide the Trustee with the constancia or other relevant documentation, if any (which may consist of certified copies of such documentation), satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or any Paying Agent, as applicable, upon request therefor.

The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the Third Supplemental Indenture or the issuance of the Notes.

All references herein and in the Indenture or the Guarantees, to principal, premium, if any, or interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references herein and in the Indenture to principal in respect of any Note shall be deemed to mean and include any Redemption Price payable in respect of such Note pursuant to any redemption right hereunder (and all references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1009 of the Indenture.

The Company may, at its option, redeem the Notes upon not less than 30 nor more than 60 days’ notice, at any time:

(i) in whole but not in part at a Redemption Price equal to the sum of (A) 100% of the outstanding principal amount of the Notes, (B) accrued and unpaid interest on the principal amount of the Notes to but not including the Redemption Date and (C) any Additional Amounts which would otherwise be payable thereon up to but not including the Redemption Date, solely if, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after March 23, 2010, the Company would be obligated, after making reasonable endeavors to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at the rate of 4.9%; provided, however, that (1) no notice of redemption pursuant to this clause (i) may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment on the Notes were then due and (2) at the time such notice of redemption is given, the Company’s obligation to pay such Additional Amounts remains in effect; and

(ii) in whole or in part, at a Redemption Price equal to the greater of (1) 100% of the outstanding principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in the case of (1) and (2), accrued and unpaid interest on the principal amount of such Notes to but not including the Redemption Date.

For purposes of clause (ii) above, the following terms shall have the specified meanings:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (y) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., or their respective Affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. (New York time) on the third Business Day preceding such Redemption Date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor, on the one hand, and the rights of the Holders of the Notes, on the other hand, at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, and/or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Section 202 of the Third Supplemental Indenture and Sections 202 and 304 of the Base Indenture), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal, premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 202 of the Third Supplemental Indenture and Sections 202 and 304 of the Base Indenture on transfers and exchanges of Global Notes.

This Note, the Guarantees and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT—_______________
(Cust)

TEN ENT - as tenants by the entireties	Custodian_______________under Uniform
(Minor)

JT TEN – as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act______________

(State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF GUARANTEE

GUARANTEE

OF

RADIOMÓVIL DIPSA, S.A. DE C.V.

Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (the “Guarantor”), hereby fully and unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”), in accordance with the terms of the Indenture, dated as of September 30, 2009 (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument, as supplemented by the Third Supplemental Indenture, dated as of March 30, 2010, as supplemented on March 8, 2011 by the Additional Notes Supplement among such parties (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among América Móvil, S.A.B. de C.V., the Guarantor, The Bank of New York Mellon, as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent, and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, the full and punctual payment when due, whether at maturity, upon redemption, by acceleration or otherwise, of the principal of, premium, if any, and interest on, and any other amounts due under the Notes and all other obligations of the Company under the Indenture including, without limitation, if any such payment is subject to withholding for or on account of any taxes, duties, assessments or other governmental charges imposed with respect thereto by a Mexican taxing authority, payments of additional amounts to the Holders of the Note to which this Guarantee is annexed so that the net amount received by such Holder equals the amount that would have been received absent such withholding, subject to the limitations provided in Section 203 of the Third Supplemental Indenture. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture shall be limited to the maximum amount as shall, after giving effect to all other liabilities (fixed and contingent) of the Guarantor, result in the obligations of the Guarantor under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth, to the extent and in the manner provided, in Article Eleven of the Indenture, as supplemented by the Third Supplemental Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note to which this Guarantee is annexed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

RADIOMÓVIL DIPSA, S.A. de C.V.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 206(b)(i)

of the Third Supplemental Indenture)

The Bank of New York Mellon

    as Trustee

Re:	5.000% Senior Notes due 2020 of
América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Additional Notes Supplement, dated as of March 8, 2011 (the “Additional Notes Supplement”), to the Third Supplemental Indenture, dated as of March 30, 2010 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”), The Bank of New York Mellon, as Trustee (the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, to the Indenture dated as of September 30, 2009 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Additional Notes Supplement.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No.: 02364W AZ8; ISIN No.: US02364WAZ86) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No.: P0280A EE7; Common Code: 059691805; ISIN No.: USP0280AEE75), which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act or Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer is being effected pursuant to Rule 903 and Rule 904:

(1)	the offer of the Notes was not made to a Person in the United States;

(2)	either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person

C-1

acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream, Luxembourg or both.

(ii) If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Additional Notes Supplement have the meanings set forth in Regulation S or Rule 144.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.
Radiomóvil Dipsa, S.A. de C.V.

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 206(b)(ii)

of the Third Supplemental Indenture)

The Bank of New York Mellon

    as Trustee

Re:	5.000% Senior Notes due 2020 of
América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Additional Notes Supplement, dated as of March 8, 2011 (the “Additional Notes Supplement”), to the Third Supplemental Indenture, dated as of March 30, 2010 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”), The Bank of New York Mellon, as Trustee (the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, to the Indenture as of September 30, 2009 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Additional Notes Supplement.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No.: 02364W AZ8; ISIN No.: US02364WAZ86) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person that shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No.:     ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act, or (ii) Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer has been effected pursuant to Rule 903 and Rule 904:

(1) the offer of the Notes was not made to a Person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

D-1

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii) If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Additional Notes Supplement have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.
Radiomóvil Dipsa, S.A. de C.V.

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATES

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR UNRESTRICTED GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 206(b)(iii)

of the Third Supplemental Indenture)

[Transferor Certificate]

The Bank of New York Mellon

    as Trustee

Re:	5.000% Senior Notes due 2020 of
América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Additional Notes Supplement, dated as of March 8, 2011 (the “Additional Notes Supplement”), to the Third Supplemental Indenture, dated as of March 30, 2010 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”), The Bank of New York Mellon, as Trustee (the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, to the Indenture as of September 30, 2009 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Additional Notes Supplement.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more [Regulation S Global Notes (CUSIP No.: P0280A EE7; Common Code: 059691805; ISIN No.: USP0280AEE75)] [Unrestricted Global Notes (CUSIP No.:                     ] and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that shall take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No.: 02364W AZ8; ISIN No.: US02364WAZ86).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1) such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

E-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.
Radiomóvil Dipsa, S.A. de C.V.

E-2